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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:    April 21, 2003
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United Community Financial Corp.
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(Exact name of registrant as specified in its charter)

Ohio                                  0-24399                  34-1856319
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(State or other jurisdiction        (Commission             (IRS Employer of
      incorporation)                File Number)          Identification Number)


275 Federal Plaza West
Youngstown, Ohio                                                44503-1203
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (330) 742-0500
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                      Not Applicable
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(Former name or former address, if changes since last report.)



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Item 5: Other Events

       United Community Financial Corp. Announces Share Repurchase Program

Youngstown, OH (April 21, 2003) - United Community Financial Corp. (Nasdaq:
UCFC), holding company of The Home Savings and Loan Co. and Butler Wick Corp., today announced that its Board of Directors has approved a plan to repurchase an additional 1,000,000 shares of the Company's common stock. The shares will be purchased through open market transactions. Currently, there are 276,247 shares remaining to be purchased from the repurchase program that was previously announced on October 23, 2000.

Douglas M. McKay, chairman and chief executive officer of UCFC, said, "We continue to look for opportunities to profitably deploy our excess capital. We feel that at current prices, the purchase of UCFC stock represents great value while also supplying additional liquidity to our shareholder base."

Home Savings and Butler Wick are wholly owned subsidiaries of United Community Financial Corp. Home Savings operates 34 full service banking offices and 4 loan production offices located throughout Northern Ohio and Western Pennsylvania. Butler Wick has 12 office locations providing full service retail brokerage, capital markets and trust services throughout Northern Ohio and Western Pennsylvania. Additional information on United Community may be found on United Community's web site: www.ucfconline.com.

Contact:
Patrick A. Kelly
Chief Financial Officer
(330) 742-0500, Ext. 2592



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           UNITED COMMUNITY FINANCIAL CORP.

                           By:      /s/  Patrick A. Kelly
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                                    Patrick A. Kelly
                                    Chief Financial Officer



Dated: April 21, 2003